                                                                      EXHIBIT 21


                        SUBSIDIARIES OF CASTLE & COOKE, INC.



                                                                STATE OF
     NAME                                                     INCORPORATION
     ----                                                     -------------
     C & C Mountaingate, Inc.                                    California
     Castle & Cooke Arizona, Inc.                                Arizona
     Castle & Cooke Aviation, Inc.                               Hawaii
     Castle & Cooke California, Inc.                             California
     Castle & Cooke Commercial - CA, Inc.                        California
     Castle & Cooke Commercial Properties, LLC                   Hawaii
     Castle & Cooke Homes Hawaii, Inc.                           Hawaii
     Castle & Cooke Kunia, Inc.                                  Hawaii
     Castle & Cooke North American Commercial, Inc.              California
     Castle & Cooke North American Commercial, L.P.              California
     Castle & Cooke Outlet Centers, LLC                          California
     Castle & Cooke Properties, Inc.                             Hawaii
     Castle & Cooke Retail, Inc.                                 California
     CCC/GBI Keene's Pointe, L.P.                                Delaware
     Kunia Residential Partners                                  Hawaii
     Lanai Builders, Inc.                                        Hawaii
     Lanai Company, Inc.                                         Hawaii
     Lanai Holdings, Inc.                                        Hawaii
     Lanai Transportation Company, Inc.                          Hawaii
     Lanai Water Company, Inc.                                   Hawaii
     Oceanic Insurance, Inc.                                     Hawaii
     Pueblo del Sol Water Company                                Arizona
     Stockdale Coffee Company                                    California
     Seven Oaks Country Club                                     California
